UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ARIAD PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HARVEY J. BERGER, M.D.

CHAIRMAN AND

CHIEF EXECUTIVE OFFICER

May 7, 2003

Dear Fellow Investor,

I am pleased to invite you to attend our 2003 Annual Meeting of Stockholders, which will be held on Tuesday, June 24, 2003, beginning at 10:00 a.m., at our corporate offices in Cambridge, Massachusetts.

This year, you are being asked to elect three directors nominated by the Board of Directors and to ratify the selection of Deloitte & Touche LLP as our independent public accountants. Your Board of Directors urges you to read the accompanying proxy statement carefully and recommends that you vote “FOR” each of these proposals.

At the meeting, we also will report on ARIAD’s progress over the past year and plans for development and commercialization of our product candidates. We will provide you with an opportunity to meet members of our management team and directors and will respond to appropriate questions that you may have.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend, please be sure to vote your shares using any of the following methods: vote by telephone or the Internet as described in the instructions included on the proxy card, vote by signing, dating, and returning the proxy card in the envelope provided, or vote by attending the meeting in person.

To register for the meeting, please contact our investor relations office at 617-494-0400, extension 251, or send an e-mail to investor@ariad.com. Directions to our offices, as well as current information about ARIAD, can be found on our website at http://www.ariad.com.

I look forward to seeing you at this year’s Annual Meeting.

Sincerely yours,

Harvey J. Berger, M.D.

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street   •   Cambridge, Massachusetts 02139   •   Telephone 617 494 0400   •   Facsimile 617 494 1828

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2003

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of ARIAD Pharmaceuticals, Inc. will be held on Tuesday, June 24, 2003, at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, for the following purposes:

1.	To elect three Class 3 directors to hold office until the 2006 Annual Meeting and until their successors are duly elected and qualified.

2.	To ratify the selection of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2003.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 30, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A total of 34,917, 396 shares of our common stock were issued and outstanding as of the record date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,

May 7, 2003	Laurie A. Allen Secretary

Your vote is important. You may vote your shares in person at the Annual Meeting. If you do not expect to attend the Annual Meeting or if you do plan to attend but wish to vote by proxy, you may vote by: (1) dating, signing and promptly mailing the enclosed proxy card in the return envelope provided, (2) calling the toll-free number listed on the proxy card, or (3) using the Internet as indicated on the proxy card.

INFORMATION ABOUT THE MEETING AND VOTING
BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE
PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS
PROPOSAL 1
PROPOSAL 2
STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS

Information About the Meeting and Voting	1
Board of Directors	3
Certain Relationships and Related Transactions	6
Security Ownership of Certain Beneficial Owners and Management	6
Executive Officers	8
Executive Compensation	11
Stock Performance Graph	15
Report of the Compensation Committee	16
Report of the Audit Committee	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
Annual Report on Form 10-K; Incorporation by Reference	20
Proposals to be Voted Upon
Proposal 1: Election of Three Class 3 Directors	21
Proposal 2: Ratification of Selection of Independent Public Accountants	22
Stockholders’ Proposals for 2004 Annual Meeting	23
Other Matters	23

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTING

Materials Mailed to Stockholders

This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of ARIAD Pharmaceuticals, Inc. to be used at the 2003 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, June 24, 2003, at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting. These proxy materials are being mailed on or about May 15, 2003 to all stockholders entitled to notice of and to vote at the Annual Meeting.

Summary of Proposals to be Voted Upon By Stockholders

Proposal 1: Election of Three Class 3 Directors to Hold Office Until the 2006 Annual Meeting

The Board of Directors is divided into three classes of directors. Each class is elected to serve for a staggered three-year term. This year, three current Class 3 directors are nominated to serve until the 2006 Annual Meeting and until their successors have been duly elected and qualified. Harvey J. Berger, M.D. and Raymond S. Troubh have served on our Board of Directors for eleven years. Burton E. Sobel, M.D. has served on our Board of Directors for one year.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1.

Proposal 2: Ratification of Selection of Independent Public Accountants

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent public accountants for the year ending December 31, 2003, and the Board of Directors has ratified this selection. Deloitte & Touche LLP has served as our independent public accountants since 1991.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

Proxies

Holders of our common stock who are entitled to vote are urged to sign the enclosed proxy card and return it promptly in the return envelope provided or to vote by telephone or the Internet by following the instructions on the enclosed proxy card. Proxies will be voted in accordance with such holders’ directions. If no directions are given, proxies will be voted “FOR” the election as Class 3 directors of the nominees named herein and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2003, and, as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy. The Board of Directors knows of no other business to be presented at the Annual Meeting. The proxy may be revoked at any time prior to the voting thereof by providing written notice of revocation to us at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, Attention: Laurie A. Allen, Secretary. The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by us. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the distribution and solicitation of proxies. We anticipate that we will pay D.F. King approximately $5,000 in fees, plus reasonable out-of-pocket expenses. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 30, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On that date, there were 34,917,396 shares of common stock outstanding. Each share of common stock is entitled to one vote. Accordingly, a total of 34,917,396 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Establishing a Quorum

One-third of the shares of outstanding common stock entitled to vote, whether present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Shares as to which a broker indicates that it has no discretion to vote and which are not voted, known as a “broker non-votes,” will be considered present at the Annual Meeting for the purpose of determining the presence of a quorum but will have no effect on the approval of the proposals described in this Proxy Statement. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Votes Required

Under the Delaware General Corporation Law and our Restated By-laws, as amended (the “By-laws”), the affirmative vote of a plurality of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Class 3 directors of ARIAD. Thus, withholding authority to vote for a nominee for director will have no effect on the outcome of the vote for the election of directors. The affirmative vote of a majority of the shares of common stock cast by the stockholders entitled to vote and that are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of our independent public accountants. Thus, abstentions will have no effect on the outcome of the vote for ratification of our independent public accountants.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members classified into three classes. At each Annual Meeting, the term for one class of directors expires, and directors are elected for a full term of three years to succeed the directors of such class. Set forth below is certain biographical information for each of the three individuals nominated by the Board of Directors for election as Class 3 directors at this Annual Meeting, as well as for each of the continuing Class 1 and Class 2 directors whose terms expire either at the Annual Meeting in 2004 or 2005, or at such time as such director’s successor is duly elected and qualified. Vaughn D. Bryson, currently a Class 3 Director, who has served on our Board of Directors since February 1995, is retiring from our Board of Directors and is therefore not standing for election to another term at this Annual Meeting. As of the Annual Meeting, our Board of Directors will consist of seven members classified into three classes. All of the companies listed as companies in which certain directors hold directorships are publicly traded companies, except as otherwise noted.

Nominees as Class 3 Directors (Term to Expire in 2006)

Harvey J. Berger, M.D. is our principal founder and has served as our Chairman of the Board, Chief Executive Officer and President since April 1991. From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, including Executive Vice President and President, Research and Development Division. He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association. Dr. Berger is a director of PTC Therapeutics, Inc., a closely held biotechnology company. Dr. Berger received his A.B. degree in Biology from Colgate University and his M.D. degree from Yale University School of Medicine and did further medical and research training at the Massachusetts General Hospital and Yale-New Haven Hospital.

Burton E. Sobel, M.D., one of our directors since June 2002, is E.L. Amidon Professor, Physician-in-Chief, and Professor of Biochemistry at the University of Vermont and a trustee of the Fletcher Allen Health Care Center, Burlington. Previously, he held senior academic and administrative positions at Washington University School of Medicine, from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel is a director of Scios, Inc., a biopharmaceutical company, and Corvas International, Inc., a biopharmaceutical company. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received an M.D. from Harvard University and an A.B. from Cornell University.

Raymond S. Troubh, one of our directors since October 1991, has been a financial consultant for more than five years. Prior to this, he was a general partner of Lazard Freres & Co., an investment banking firm, and a governor of the American Stock Exchange. Mr. Troubh is Chairman of the Board of Directors of Enron Corp., an energy distribution company and is a director of Diamond Offshore Drilling, Inc., a contract drilling company, General American Investors Company, Inc., an investment trust company, Gentiva Health Services, Inc., a healthcare provider, Petrie Stores Corporation, a liquidating trust, Hercules Incorporated, a specialty chemicals company, Triarc Companies, Inc., a holding company, and WHX Corporation, a steel products company. He received his A.B. degree from Bowdoin College and his L.L.B. degree from Yale Law School.

Continuing Class 1 Directors (Term to Expire in 2004)

Frederick S. Schiff, one of our directors since June 2002, is Executive Vice President and Chief Financial Officer of Vital Signs, Inc. Previously, Mr. Schiff held various senior management positions over a period of twenty years at Bristol-Myers Squibb Company (BMS), most recently, from 2001 to 2002, as Senior Vice President and Chief Financial Officer. He also served as Senior Vice President, Financial Operations and Chief Financial Officer, Medicines Business in 2000, Vice President and Controller from 1990 to 1997, and in various financial positions from 1982 to 1989, all at BMS. Previously, he was a principal at Arthur Young & Company and director of auditing in its New York office. He is also a director of Visiting Nurse Services of

New York, a non-profit home health care agency, and the Eugene Lang Entrepreneurship Fund of the Graduate Business School of Columbia University. Mr. Schiff received an M.B.A. degree from Columbia University and a B.A. from New York University.

Continuing Class 2 Directors (Term to Expire in 2005)

Jay R. LaMarche, one of our directors since January 1992, has served as a financial advisor since November 2000. Previously, he served as our Chief Financial Officer and Treasurer from January 1992 to November 2000 and as our Executive Vice President from March 1997 to November 2000. Mr. LaMarche was our Senior Vice President, Finance from January 1992 to February 1997. Prior to joining us, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer. Previously, Mr. LaMarche was a partner with Deloitte Haskins & Sells, a public accounting firm. Mr. LaMarche received his B.B.A. degree in Public Accountancy from the University of Notre Dame and served as an officer in the United States Navy.

Sandford D. Smith, one of our directors since October 1991 and our Vice Chairman since January 1999, is Corporate Vice President and President, Genzyme Europe and International, Genzyme Corporation. From October 1997 to December 2000, he was President, Therapeutics International, Genzyme Corporation, and from May 1996 to September 1996, Vice President and General Manager, Specialty Therapeutics and International Group, Genzyme Corporation, a biotechnology company. Mr. Smith was President and Chief Executive Officer and a director of Repligen Corporation, a biotechnology company, from 1986 to March 1996. Mr. Smith previously held a number of positions with Bristol-Myers Squibb Company from 1977 to 1986, including, most recently, Vice President of Corporate Development and Planning for the United States Pharmaceutical and Nutritional Group. Mr. Smith is a Director of CSPI, Inc., a software company. Mr. Smith earned his B.A. degree from the University of Denver.

Elizabeth H.S. Wyatt, one of our directors since June 2002, held various senior management positions over a period of twenty years at Merck & Co., Inc., most recently, from 1992 to 2000, as Vice President, Corporate Licensing. She also served in leadership positions in corporate licensing from 1980 to 1992 at Merck. Previously, she held academic and administrative positions at Harvard Business School, Doyle Dane Bernbach, and Boston College. Ms. Wyatt is a director of Medimmune, Inc., a biopharmaceutical company, and Neose Technologies, Inc., a biopharmaceutical company. She received an M.B.A. from Harvard Business School, an M.S. in education from Boston University, and a B.A. from Sweet Briar College, Virginia.

Additional Information Concerning the Board of Directors

General

The Board of Directors held four regular meetings in 2002. The Board of Directors has three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. These three committees held a total of fifteen meetings during 2002. The Board of Directors does not have a Nominating Committee. No incumbent director during the time in which such director served as our director attended fewer than 75% of the aggregate number of meetings held during the fiscal year by the Board of Directors and the committees of the Board on which he or she served.

The Executive Committee

The members of the Executive Committee are Dr. Berger and Messrs. LaMarche and Smith. The Executive Committee has, and may exercise, certain powers and authority of the Board of Directors in connection with the management and affairs of ARIAD. The Executive Committee held one meeting in 2002.

The Compensation Committee

The current members of the Compensation Committee are Dr. Sobel and Mr. Troubh. The Committee’s primary function is to act on behalf of the Board of Directors with respect to our general compensation and benefit practices. In particular, the Compensation Committee reviews and approves compensation policy and philosophy for ARIAD; sets the annual salary and other elements of total compensation of the chief executive officer, subject to approval by the full Board of Directors, and annually reviews the compensation of all other executive officers; approves and recommends to the full Board of Directors the adoption of, and suggested changes to, any incentive compensation or equity plan; administers our stock option and stock grant plans and the issuance of awards pursuant to those plans, including approval of all grants; administers our deferred compensation plan, including approval of all grants; examines on a periodic basis our total compensation structure to ensure that we are properly rewarding our personnel; and conducts an annual review of the chief executive officer’s performance with respect to performance of the business, accomplishment of strategic objectives, management development, and other criteria. The Compensation Committee held eight meetings (including actions taken by written consent) in 2002. The Report of the Compensation Committee on Executive Compensation is found on page 16 of this Proxy Statement.

The Audit Committee

The members of the Audit Committee are Messrs. Schiff and Bryson and Ms. Wyatt, all of whom meet the independence and experience requirements of the Nasdaq National Market. The Board of Directors has determined that Mr. Schiff is an “Audit Committee Financial Expert” in accordance with the rules of the Securities and Exchange Commission (“SEC”). The functions of the Audit Committee include selecting, evaluating and replacing, if needed, our independent public accountants; approving all audit and non-audit services and fees related thereto; reviewing, in consultation with our management and independent public accountants, the scope and results of the interim reviews and the annual audit of our financial statements included in our quarterly and annual reports filed with the SEC; overseeing and monitoring the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting process, ensure the adequacy of internal accounting, financial reporting and disclosure controls and comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations. The Board of Directors has adopted a written charter for the Audit Committee which is included in Appendix A of this Proxy Statement. The Audit Committee held six meetings in 2002. Portions of some of these meetings were held with representatives of our independent public accountants without management present. The Report of the Audit Committee is found on page 19 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

At times during 2002, the Compensation Committee was comprised of Dr. Sobel and Messrs. Smith and Troubh. None of our executive officers serves on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. There is no family relationship between or among the members of our Board of Directors or executive officers.

Director Compensation

Members of our Board of Directors, other than Dr. Berger, receive an annual award of options to purchase 15,000 shares of our common stock, which are exercisable on the date of grant. On December 3, 2002, each non-employee director was awarded options to purchase 15,000 shares of our common stock, exercisable on the date of grant at $2.66 per share, pursuant to our stock options plans. Mr. Smith received $48,000 per year for his services as Vice Chairman of the Board of Directors through March 31, 2003. Effective April 1, 2003, Mr. Smith no longer receives any cash compensation as Vice Chairman. Mr. LaMarche receives $42,000 per year for his services as a financial advisor to ARIAD. As of July 1, 2003, Mr. LaMarche no longer will receive any compensation as our financial advisor. On March 7, 2002, he received options to purchase 20,000 shares of our common stock, exercisable on the date of grant at $4.44 per share, in recognition of ten years of continuous service to the Company. No other non-employee director receives any cash compensation for service on the Board of Directors or its committees. Directors are reimbursed for their expenses for each meeting they attend.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our subsidiary, ARIAD Gene Therapeutics, Inc. (“AGTI”), holds licenses from Harvard University, Stanford University and other universities relating to our ARGENT cell-signaling regulation technology, a key component of our programs in regulated protein therapy and cellular therapy and owns the intellectual property on our mTOR inhibitors derived from our ARGENT programs. The two directors of AGTI are also directors of the Company. Minority stockholders of AGTI, including Harvard University, Stanford University, several of our scientific advisors, and several current and former members of our management and Board of Directors, own 20% of the issued and outstanding capital stock of AGTI. We own the remaining 80% of the issued and outstanding capital stock of AGTI. Four members of our management team and/or Board of Directors own or have the right to acquire up to approximately 6.1% of the outstanding capital stock of AGTI. Harvey J. Berger, M.D. owns 3.4%; David L. Berstein, Esq. owns 0.3%; John D. Iuliucci, Ph.D. owns 0.7%; and Jay R. LaMarche owns 1.7%. AGTI has a right of first refusal on the sale to third parties of 73% of the minority stockholders’ AGTI shares. AGTI does not have a call option, or a right to require the minority stockholders to sell their shares to us, for any of these shares. As part of the formation of AGTI, we entered into agreements with AGTI to provide for the operations of AGTI.

As part of an employment agreement entered into as of March 4, 2002, we extended a $75,000 relocation loan to Laurie A. Allen, our Senior Vice President, Chief Legal Officer and Secretary, pursuant to a promissory note, and secured by a second mortgage on her residence in Massachusetts. The loan will be forgiven on the third anniversary of the issue date, based on Ms. Allen’s continuous service with us. In the event that Ms. Allen terminates her employment prior to such third anniversary, the principal is due and payable within ninety days thereafter, and any unpaid balance as of the due date shall bear interest at a rate of 7% per annum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2003, certain information with respect to (i) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation”, and (iv) all directors and executive officers as a group. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days of April 30, 2003, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the common stock shown as beneficially owned. Percentage ownership is based on 34,917,396 shares of common stock outstanding as of April 30, 2003.

Stock Ownership by Management, Directors and 5% Beneficial Owners

	Number and Nature of
Name and Address**	Shares Beneficially Owned***		Percent of Class

Ironwood Capital Management, LLC 21 Custom House Street, Boston, MA 02110	3,876,595	(1)	11.1%
Harvey J. Berger, M.D. 26 Landsdowne Street Cambridge, MA 02139	1,796,497	(2)	5.1%
David L. Berstein, Esq	206,043	(3)	*
Fritz Casselman	117,453	(4)	*
Timothy P. Clackson, Ph.D.	101,700	(5)	*
John D. Iuliucci, Ph.D.	259,700	(6)	*
Vaughn D. Bryson	155,500	(7)	*
Jay R. LaMarche	484,106	(8)	1.4%
Frederick S. Schiff	23,334	(9)	*
Sandford D. Smith	191,705	(10)	*
Burton E. Sobel, M.D.	28,334	(11)	*
Raymond S. Troubh	201,749	(12)	*
Elizabeth H.S. Wyatt	23,334	(13)	*
All directors and executive officers as a group (15 persons)	3,831,930	(14)	10.4%

*	Indicates less than one percent of the outstanding shares of common stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.

***	Pursuant to our Rights Agreement, dated June 8, 2000, attached to each share of common stock is a preferred share purchase right to acquire a number of shares of common stock having a market value at that time of twice the right’s exercise price, which rights are not presently exercisable.

(1)	Such shares are held of record by Ironwood Capital Management, LLC. This information is based solely on review of a Schedule 13G that was filed with the SEC on March 14, 2003.

(2)	Includes 545,250 shares issuable upon exercise of stock options. Includes 771,428 shares of Common Stock held of record by the Berger Family Trust and 8,928 shares of Common Stock held of record by the Wolk Family Trust. Wendy S. Berger and Harvey J. Berger, as co-trustees of such trusts, have the right to vote and dispose of the shares held by such trusts; however, in certain circumstances, Wendy S. Berger as co-trustee will have sole voting power with respect to the shares held by each such trust. Includes 40,892 shares held by Wendy S. Berger, Dr. Berger’s spouse, and 13,928 shares held by Dr. Berger’s children. Dr. Berger disclaims beneficial ownership of any of the 835,176 shares held by the Berger Family Trust, the Wolk Family Trust, Wendy S. Berger and Dr. Berger’s children.

(3)	Includes 199,464 shares issuable upon exercise of stock options.

(4)	Includes 111,250 shares issuable upon exercise of stock options.

(5)	Includes 88,910 shares issuable upon exercise of stock options.

(6)	Includes 234,000 shares issuable upon exercise of stock options.

(7)	Includes 113,000 shares issuable upon exercise of stock options.

(8)	Includes 154,000 shares issuable upon exercise of stock options and 6,696 shares held by Carol B. LaMarche, Mr. LaMarche’s spouse.

(9)	Consists of 23,334 shares issuable upon exercise of stock options.

(10)	Includes 163,357 shares issuable upon exercise of stock options.

(11)	Consists of 28,334 shares issuable upon exercise of stock options.

(12)	Includes 145,500 shares issuable upon exercise of stock options.

(13)	Consists of 23,334 shares issuable upon exercise of stock options.

(14)	Includes 2,071,608 shares issuable upon the exercise of stock options held by all directors and executive officers as a group.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers and key employees:

Name	Age	Position

Harvey J. Berger, M.D.	52	Chairman of the Board of Directors, Chief Executive Officer and President
Laurie A. Allen, Esq	42	Senior Vice President, Chief Legal Officer and Secretary
David L. Berstein, Esq	51	Senior Vice President and Chief Patent Counsel
Fritz Casselman	53	Senior Vice President and Chief Business Officer
Timothy P. Clackson, Ph.D.	37	Senior Vice President, Science and Technology
Edward M. Fitzgerald	48	Senior Vice President, Chief Financial Officer and Treasurer
John D. Iuliucci, Ph.D.	60	Senior Vice President, Drug Development
Thomas A. Pearson	61	Senior Vice President, Corporate Strategy and Communications
Camille L. Bedrosian, M.D.	50	Vice President and Chief Medical Officer
David C. Dalgarno, Ph.D.	45	Vice President, Physical and Chemical Sciences
Maryann G. Krane	43	Vice President, Regulatory Affairs
Tomi K. Sawyer, Ph.D.	48	Vice President, Drug Discovery
Joseph Bratica	39	Director of Finance and Controller

For biographical information on Dr. Berger, see “Board of Directors” section in this Proxy Statement.

Laurie A. Allen, Esq. has served as our Senior Vice President and Chief Legal Officer since March 2002 and has served continuously as our Secretary since January 1999. Previously, from January 1999 to December 1999, she served as our Senior Vice President, Corporate Development and Legal Affairs and General Counsel. From January 2000 to March 2002, Ms. Allen was Senior Vice President, Business Development and Legal Affairs at Alexandria Real Estate Equities, Inc., a real estate investment trust. Previously, she was a partner with the law firm of Brobeck, Phleger and Harrison, LLP from January 1996 to December 1998. She also was an associate with Brobeck, Phleger & Harrison, LLP from February 1991 to December 1995. Ms. Allen received her A.B. degree in History from the University of California, Los Angeles, her L.L.M. degree in taxation from New York University and her J.D. degree from Emory University School of Law.

David L. Berstein, Esq. has served as our Senior Vice President and Chief Patent Counsel since June 2000. Previously, he served as our Vice President and Chief Patent Counsel from September 1993 to June 2000. Prior to joining us, from 1990 through 1993, Mr. Berstein was Patent Counsel at BASF Bioresearch Corporation, a biotechnology company, where he was responsible for intellectual property matters, including patents and licensing. From 1985 to 1990, Mr. Berstein was a patent attorney at Genetics Institute, Inc., a biotechnology company, where he was involved in various aspects of the patent process from patent procurement through litigation. Mr. Berstein joined Genetics Institute from the law firm of Cooper & Dunham. Mr. Berstein received his B.S. degree from the University of Michigan and his J.D. degree from Fordham University School of Law.

Fritz Casselman has served as our Senior Vice President and Chief Business Officer since February 2001. From February 2000 to January 2001, Mr. Casselman was Senior Vice President, Strategy and Corporate Development at Avant Immunotherapeutics Inc., a biotechnology company. From 1997 to 2000, Mr. Casselman was Director of Worldwide Business Development at SmithKline Beecham, plc, a pharmaceutical company; from 1988 to 1996, Vice President and consultant to Cambridge Biotech Corporation, a biotechnology company; and from 1982 to 1988 an associate and then a partner at the law firm of Bromberg, Sunstein and Casselman. Mr. Casselman received his B.A. degree from the University of Wisconsin (Madison) and his J.D. degree from Boston University School of Law.

Timothy P. Clackson, Ph.D. has served as our Senior Vice President, Science and Technology since June 2002. Previously he served as our Vice President, Gene Therapy and Genomics from June 2000 to June 2002, as our Director, Gene Therapy from August 1999 to June 2000 and as our Department Head, Gene Therapy Biology from March 1999 to August 1999. Prior to joining us in December 1994, Dr. Clackson was a postdoctoral fellow at Genentech, Inc., a biotechnology company from 1991 to 1994, where he studied the molecular basis for human growth hormone function. Dr. Clackson received his B.A. degree in Biochemistry from the University of Oxford. Dr. Clackson received his Ph.D. in Biology from the University of Cambridge, for research conducted at the MRC Laboratory of Molecular Biology into antibody engineering and the development of phage display technology.

Edward M. Fitzgerald has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2002. From 1998 to April 2002, he served as Senior Vice President, Chief Financial Officer and Secretary at AltaRex Corp., a biotechnology company. From 1992 to 1997, Mr. Fitzgerald held various management positions at BankBoston Corp., a financial services and commercial banking company. From 1989 to 1992, he was a partner at Arthur Andersen & Co. in the audit and business advisory practice. Previously, from 1978 to 1988, he also was at Arthur Andersen & Co. Mr. Fitzgerald received his B.S. degree in accounting and M.B.A. degree in finance from Babson College.

John D. Iuliucci, Ph.D. has served as our Senior Vice President, Drug Development since January 1999. Previously, he also served as our Vice President, Drug Development from October 1996 to December 1998 and our Vice President, Preclinical Development from June 1992 to September 1996. Prior to joining us, Dr. Iuliucci was Director of Preclinical Pharmacology and Toxicology at Centocor, Inc., a biotechnology company, from 1984 to 1992. From 1975 to 1984, Dr. Iuliucci headed the Drug Safety Evaluation Department at Adria Laboratories, a pharmaceutical company. He was a Senior Toxicologist at the Warner-Lambert Pharmaceutical Research Institute from 1972 to 1975. Dr. Iuliucci received his B.S. degree in Pharmacy and M.S. and Ph.D. degrees in Pharmacology from Temple University.

Thomas A. Pearson has served as our Senior Vice President, Corporate Strategy and Communications since June 2002. Previously, he served as our Senior Advisor, Corporate Communications and Planning from January 2001 to June 2002, and as our corporate communications consultant from 1992 to January 2001. Mr. Pearson was an independent business consultant since 1983, specializing in biotechnology and high-technology companies. Previously, Mr. Pearson held various management positions in the television stations division of CBS, an entertainment and broadcasting company. Mr. Pearson received his B.A. degree in liberal arts from Wheaton College.

Camille L. Bedrosian, M.D. has served as our Vice President and Chief Medical Officer since September 2002. From 1997 to 2002, Dr. Bedrosian served in the Clinical Research and Development Department of Wyeth/Genetics Institute, Inc., most recently as Senior Director, Oncology/Hematology. From 1986 to 1997, she was a Fellow, an Associate, and then Assistant Professor of Medicine in the Division of Hematology and Oncology at Duke University Medical Center and the Duke Comprehensive Cancer Center. Dr. Bedrosian received her B.A. degree from Harvard University/Radcliffe College in chemistry, her M.S. in biophysics from M.I.T., and her M.D. from Harvard Medical School.

David C. Dalgarno, Ph.D. has served as our Vice President, Physical and Chemical Sciences since November 1999. Previously, he served as our Director, Physical and Chemical Sciences from September 1998 to November 1999 and as our Director, Spectroscopy from October 1996 to August 1998. Prior to joining us in March 1992, Dr. Dalgarno was a scientist at Schering-Plough Corp. focusing on protein structure determination by nuclear magnetic resonance. Dr. Dalgarno received his B.A. and Ph.D. degrees in Chemistry from the University of Oxford. He received his postdoctoral training in Molecular Biophysics and Biochemistry at Yale University.

Maryann G. Krane has served as our Vice President, Regulatory Affairs since May 2001. From September 2000 to May 2001, she served as Senior Director, Regulatory Affairs and Quality Assurance at Avant Immunotherapeutics, Inc., a biotechnology company. From 1986 to 1992 and from 1993 to 2000, Ms. Krane held various positions in regulatory affairs and research at Genetics Institute, Inc., currently a unit of American Home Products Corporation, a diversified healthcare company. Most recently, she was Head, Regulatory Affairs, Global Development of Hemophilia and Oncology Products at Genetics Institute. From August 1992 to April 1993, she was Manager, Regulatory Affairs at Genzyme Corporation, a biotechnology company. Ms. Krane received her B.S. degree in Microbiology from the University of Massachusetts at Amherst, MA.

Tomi K. Sawyer, Ph.D. has served as our Vice President, Drug Discovery since January 1999. Previously, he served as our Director, Drug Discovery – Signal Transduction from October 1997 to December 1998. From July 1993 to September 1997, he was Head and Associate Research Fellow, Structure-Based Design and Chemistry at Parke-Davis Pharmaceutical Research a Division of Warner-Lambert Company, a pharmaceutical company, and Section Director, Peptide and Peptidomimetic Chemistry at Parke-Davis from July 1991 to July 1993. Dr. Sawyer received his B.S. degree in Chemistry from Moorhead State University and his Ph.D. degree in Organic Chemistry from the University of Arizona.

Joseph Bratica has served as our Director of Finance and Controller since January 1999. Previously, he served as our Assistant Controller from January 1997 to December 1998 and as our Accounting Manager from August 1994 to December 1996. Prior to joining us, he was Accounting Manager at Creative BioMolecules, Inc., a biotechnology company, from 1992 to 1994. Mr. Bratica received his B.A. degree in Accounting from Suffolk University.

EXECUTIVE COMPENSATION

The following table sets forth aggregate amounts of compensation paid or accrued by us for the years ended December 31, 2002, 2001 and 2000 for services rendered in all capacities, by our Chief Executive Officer and the four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002 (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

		Base		Number of Shares	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Underlying Options	Compensation (2)

Harvey J. Berger, M.D.	2002	$433,000	$-0-	150,000	$5,297
Chairman, Chief Executive	2001	395,000	-0-	115,000	3,318
Officer and President	2000	363,000	-0-	100,000	3,400
David L. Berstein, Esq	2002	242,000	70,000	50,000	6,621
Senior Vice President and	2001	221,000	60,000	60,000	3,951
Chief Patent Counsel	2000	200,000	47,000	35,000	3,082
Fritz Casselman	2002	227,000	60,000	45,000	6,858
Senior Vice President and	2001	180,923	-0-	200,000	3,896
Chief Business Officer	2000	-0-	-0-	-0-	-0-
Timothy P. Clackson, Ph.D.	2002	213,000	65,000	75,000	8,146
Senior Vice President,	2001	165,577	65,000	60,000	3,979
Science and Technology	2000	129,770	31,000	25,000	2,595
John D. Iuliucci, Ph.D.	2002	242,000	70,000	70,000	7,210
Senior Vice President,	2001	221,000	60,000	55,000	5,016
Drug Development	2000	207,500	37,000	-0-	16,485

(1)	The amounts listed are for bonuses awarded and deferred under our 1997 Executive Compensation Plan, a non-qualified, unfunded, deferred compensation plan. The amounts awarded vest over a four-year period commencing on the first anniversary of the date of the award.

(2)	The amounts listed for each year consist of our matching contributions of up to $6,000 per year under our 401(k) Plan and, in the case of Mr. Berstein, Mr. Casselman, Dr. Clackson and Dr. Iuliucci, include the aggregate difference between the fair market value and the purchase cost of common stock purchased during fiscal year 2002 under our 1997 Employee Stock Purchase Plan. Dr. Berger is not eligible to participate in our Employee Stock Purchase Plan.

Employment Agreements with Named Executive Officers

Dr. Berger, our Chairman of the Board of Directors, Chief Executive Officer and President, has an employment agreement with us which commenced in January 1992 and terminates in December 2004. Dr. Berger’s employment agreement is automatically renewable for successive three-year terms unless terminated by either party. The agreement provides that he shall be employed as our Chief Executive Officer and President, shall be nominated for election to our Board of Directors, serve as Chairman of the Board and receive an annual base salary during 2002 of $433,000, increasing each year by at least 10% of the preceding year’s base salary. Dr. Berger is eligible each year to receive a discretionary bonus, determined by the Board of Directors, of up to 50% of his annual base salary. If we fail to renew the employment agreement, we are obligated to pay Dr. Berger, in addition to his compensation for the remainder of the term, a lump sum payment equal to two times Dr. Berger’s annual salary for the final year of the term and to provide for the immediate exercisability of all stock options and other equity rights.

Dr. Berger’s employment agreement provides that, if the agreement is terminated by either party upon the occurrence of certain events, including: (i) our sale or merger (or stockholder approval of a merger agreement) or an acquisition of a substantial equity interest in us by a person or group of persons, (ii) if Dr. Berger is not elected to membership on our Board of Directors, named as Chairman or designated as Chief Executive Officer or ceases to be our highest ranking executive officer or ceases to control personnel decisions with respect to our employees, (iii) if we are in material breach of the terms of his employment agreement, (iv) if we are bankrupt or insolvent or (v) if we terminate Dr. Berger’s employment agreement without cause, (1) we will pay Dr. Berger the greater of (x) any remaining salary payable during the term of the agreement plus the maximum possible bonus for each year remaining in the term (taking into account, in both cases, obligated 10% increases in salary) and (y) an amount equal to twice his current annual salary and maximum bonus for the current year of employment (the “Severance Payment”) and (2) all of his stock options, stock awards and similar equity rights will immediately vest and become exercisable. We are not obligated to make the Severance Payment if we discharge Dr. Berger for cause. If the vesting of certain benefits and the payment of certain amounts by us to Dr. Berger are treated as payments in the nature of compensation that are contingent on a “change in control” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the deductibility of such payments could, depending upon the aggregate amount of such payments, be disallowed pursuant to Section 280G of the Code and an excise tax could be imposed on Dr. Berger pursuant to Section 4999 of the Code for which he would, pursuant to the employment agreement, be indemnified by us on a net after-tax basis. The employment agreement contains a non-competition provision that is effective during the term of the agreement and, if Dr. Berger is terminated for cause, for a period of one year following the date of termination.

We also entered into employment agreements with Mr. Berstein, Mr. Casselman, Dr. Clackson and Dr. Iuliucci. The agreements provide for employment through December 31, 2005 for Mr. Berstein, Dr. Iuliucci and Dr. Clackson, and through February 28, 2004 for Mr. Casselman, at annual base salaries during 2002 of $242,000, $242,000, $213,000 and $227,000, respectively, increasing each year by an amount to be determined by the Board of Directors. In addition, each executive is eligible each year to receive a performance bonus, to be determined by the Board of Directors, of up to 30% of his annual base salary, which may be paid in the form of deferred compensation under the 1997 Executive Compensation Plan, awards of our stock options, or cash. The agreements are renewable for successive one-year terms with the mutual consent of the parties.

Our agreements with Mr. Berstein, Mr. Casselman, Dr. Clackson and Dr. Iuliucci also provide that (i) upon a change of control, such officers will be entitled to receive, upon termination by the officer within 90 days after the change in control, any remaining salary payable during the term or six months’ salary, whichever is less, and all stock options held by such officers will immediately vest and become exercisable; and (ii) upon termination by us, without cause, such officer will be entitled to receive his current salary for the remaining period of the applicable term and all outstanding options that would have vested during such term shall vest immediately.

Option Grants in Last Fiscal Year

The following table sets forth information regarding each stock option granted during the fiscal year ended December 31, 2002 to each of the named executive officers.

Stock Option Grants in Last Fiscal Year

	Individual Grants

						Potential Realizable
						Value at Assumed Annual
	Number of		Percent of			Rates of Stock Price
	Shares		Total Options			Appreciation for Option
	Underlying		Granted to	Exercise		Term (2)
	Options		Employees in	Price	Expiration
Name	Granted (1)		Fiscal Year	(per share)	Date	5%	10%

Harvey J. Berger, M.D.	20,000	(3)	1.5%	$4.44	03/07/12	$55,846	$141,524
	130,000	(4)	9.7%	4.05	06/12/12	331,113	839,105
David L. Berstein, Esq.	50,000	(4)	3.7%	4.19	06/18/12	131,753	333,889
Fritz Casselman	45,000	(4)	3.4%	4.19	06/18/12	118,578	300,500
Timothy Clackson, Ph.D.	25,000	(4)	1.9%	4.05	06/13/12	63,676	161,366
	50,000	(4)	3.7%	4.19	06/18/12	131,753	333,889
John D. Iuliucci, Ph.D.	20,000	(3)	1.5%	4.44	03/07/12	55,846	141,524
	50,000	(4)	3.7%	4.19	06/18/12	131,753	333,889

(1)	Options to purchase shares of our common stock under the 2001 Stock Plan.

(2)	These amounts, based on assumed annual appreciation rates of 5% and 10% as prescribed by the rules of the SEC, are for illustration purposes only and are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment with us through the option exercise period and the date on which the option is exercised.

(3)	Options fully vested upon issuance.

(4)	Options vest annually over four years commencing on the first anniversary of the award.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercise of options by each of the named executive officers during the fiscal year ended December 31, 2002. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and either the actual or estimated fair market value of the underlying security, as applicable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			No. of Shares Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options
	Acquired on	Value	Fiscal Year-End		at Fiscal Year-End
Name	Exercise (#)	Realized(6)	Exercisable/Unexercisable		Exercisable/Unexercisable

Harvey J. Berger, M.D.	235,714 (1)	$353,571	470,250/283,750	(2)	$324,363/16,538	(4)
		0	1,402/0	(3)	0/0	(5)
David L. Berstein, Esq	0	0	158,214/117,500	(2)	109,908/4,900	(4)
	0	0	112/0	(3)	0/0	(5)
Fritz Casselman	0	0	50,000/195,000	(2)	0/0	(4)
Timothy P. Clackson, Ph.D.	0	0	43,760/138,900	(2)	6,935/6,935	(4)
John D. Iuliucci, Ph.D.	58,928	129,858	202,750/96,200	(2)	142,960/4,900	(4)
	0	0	280/0	(3)	0/0	(5)

(1)	Options exercised are shares of our common stock held by the Berger Family Trust.

(2)	Options to purchase shares of our common stock.

(3)	Options to purchase common stock of our subsidiary, AGTI.

(4)	Based upon a fair market value of $2.32 per share of common stock, which was the closing price of a share of our common stock on the NASDAQ National Market on December 31, 2002, less the per share exercise price.

(5)	Based upon an estimated value of the common stock of AGTI, for which there was no public market on December 31, 2002, less the per share exercise price.

(6)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Retirement Savings Plan

Effective January 1, 1993, the Board of Directors adopted the 401(k) Plan, which is intended to qualify under Section 401(k) of the Code, covering all of our eligible employees. Pursuant to the 401(k) Plan, employees may elect to defer, in the form of contributions to the 401(k) Plan, from 1% to 15% of their current compensation up to the statutorily prescribed annual limit ($11,000 in 2002) and have the amount of the reduction contributed to the 401(k) Plan. At its March 7, 2002 meeting, the Board of Directors approved an increase in our match to 50% of the first 6% of compensation that eligible employees contribute to the 401(k) Plan, effective April 1, 2002, as defined. Employer matching contributions to the 401(k) Plan amounted to $135,499 for the year ended December 31, 2002.

1997 Employee Stock Purchase Plan

The 1997 Employee Stock Purchase Plan qualifies as an employee stock purchase plan under Section 423 of the Code. The 1997 Employee Stock Purchase Plan permits all eligible employees to make quarterly purchases of our common stock at 85% of the lower of the closing price on the first or last day of the calendar quarter. Participation in the 1997 Employee Stock Purchase Plan is totally voluntary, and stock purchases are funded by payroll deductions established by the participant.

1997 Executive Compensation Plan

The 1997 Executive Compensation Plan provides participants, in lieu of a cash bonus, with an option to purchase certain designated mutual funds at a discount (75% for each year since the plan’s inception) equal to the amount of the bonus. The option vests equally over a four-year period, and an executive will not be taxed on the value of the mutual funds until the option is exercised. The plan is a non-qualified, unfunded, deferred compensation plan. In recognition of performance in fiscal years 1999, 2000 and 2001 the Compensation Committee made bonus awards in 2000, 2001 and 2002 with aggregate values of $297,000, $344,000 and $512,000, respectively, to a total of 9, 8 and 11 executive officers and other key employees, respectively. At December 31, 2002, bonus awards aggregating $358,250 were exercisable, and $938,500 were not exercisable. As of April 30, 2003, bonus awards, if any, have not been awarded to executive officers or other members of senior management for performance during fiscal year 2002.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock since December 31, 1997, with the total cumulative return of the Nasdaq Pharmaceutical Stock Index and the Russell 2000® Index. The Russell 2000 Index, of which ARIAD is a member, is a market capitalization-weighted index of stock price performance for the 2,000 smallest companies in the Russell 3000® Index. Since the Russell 2000 Index is specifically designed to measure the stock price trends of smaller companies, we believe it is a meaningful index against which to compare our stock price performance.

The price of a share of Common Stock is based upon the closing price per share as quoted on the Nasdaq National Market on the last trading day of the year shown. The graph lines merely connect year-end values and do not reflect fluctuations between those dates. The comparison assumes $100 was invested on December 31, 1997 in our common stock and in each of the foregoing indices and further assumes reinvestment of dividends. We did not declare or pay any dividends during the comparison period. The stock price performance as shown in the graph below is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Stockholder Return Among the Company, the
Nasdaq Pharmaceutical Stock Index and the Russell 2000
Index at December 31 of Each Year Since 1997

		At December 31,
	1997	1998	1999	2000	2001	2002

ARIAD Pharmaceuticals, Inc.	$100.00	$39.76	$66.12	$111.76	$125.41	$54.59
Nasdaq Pharmaceutical Stock Index	$100.00	$126.94	$239.34	$298.54	$254.43	$164.38
Russell 2000 Index	$100.00	$96.55	$115.50	$110.64	$111.78	$87.66

Information used in the graph was obtained from Nasdaq, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

REPORT OF THE COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently composed of two independent, outside directors. The Committee’s primary function is to act on behalf of the Board of Directors with respect to our general compensation and benefit practices. In particular, the Committee reviews and approves compensation policy and philosophy for executive officers and our other key employees; sets the annual salary and other elements of compensation of the chief executive officer, subject to approval by the full Board of Directors, and annually reviews the compensation of all other executive officers; approves and recommends to the full Board of Directors the adoption of, and suggested changes to, any incentive compensation or equity plan; administers our stock option and stock grant plans and the issuance of awards pursuant to those plans, including approval of all grants; administers our deferred compensation plan including approval of all grants; examines on a periodic basis our total compensation structure to ensure that we are properly rewarding our personnel; and conducts an annual review of the chief executive officer’s performance with respect to performance of the business, accomplishment of strategic objectives, management development, and other criteria.

Compensation Philosophy

Our compensation philosophy is based on the principles of competitive and fair compensation consistent with excellence and performance. The executive compensation program is designed to motivate and reward executive officers by aligning a substantial portion of their total compensation with the achievement of priority strategic, research, development, and business goals, as well as individual and departmental performance objectives.

To ensure that compensation is competitive, the Compensation Committee evaluates our compensation practices in light of those of other companies in the biotechnology and pharmaceutical industries with whom we compete for executive talent. The Compensation Committee relies on compensation statistics from various sources, including industry-specific surveys and evaluation of specific companies, in determining appropriate total compensation levels. Our compensation target is to pay employees, including senior management, at approximately the 75th percentile of the range of annual compensation paid for comparable positions by these companies. Actual compensation may vary above or below this level depending upon our performance relative to corporate objectives, individual employee performance, the particular skill sets required by us, and the market performance of our publicly traded stock. To ensure fairness, we also strive to achieve equitable pay relationships between individual employees and between different organizational levels within ARIAD, including the executive officers.

Key Elements of Compensation

The major elements of our compensation program are base salary, stock option awards and annual bonuses.

Base Salary. Base salary levels are designed to recognize an individual’s ongoing contribution to ARIAD, to be commensurate with an individual’s experience and organizational level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of competency in skill, effectiveness, and leadership, and by comparing how an individual has performed key job requirements against what was envisioned for the job. Salary adjustments are also based on general market competitiveness. The Compensation Committee does not use a specific formula based on these criteria but instead makes the evaluation of each executive officer’s contribution in light of all such criteria.

Stock Option and Stock Purchase Programs. All employees are eligible to participate in the 2001 Stock Plan, which is designed to directly align the long-term interests of employees and stockholders and to assist in the retention of employees by providing a meaningful ownership stake in ARIAD. The size of option grants is generally intended to reflect the individual’s position, the degree to which his or her contributions impacted our results in the past year, and the importance of his or her critical skills for our future success.

Stock options generally vest equally over a four-year period and are exercisable for ten years from the date of the grant to encourage employees to continue their employment with us. We generally grant options to new employees when they start employment and to continuing employees on an annual basis and upon promotions to positions of greater responsibility. Employees who are not members of senior management generally receive their stock option awards at year-end based on a comprehensive employee review program. For executive officers, stock options generally are awarded once during the first half of the year. During 2002, executive officers and other members of senior management received stock option awards in June 2002. The exercise price for all stock options granted in 2002 equaled the fair market value of the underlying shares on the date of grant. Therefore, the stock options will eventually have value only if the value of the underlying shares increases.

All employees, including executive officers other than the chief executive officer, also are eligible to participate in the 1997 Employee Stock Purchase Plan. The Plan generally permits participants to purchase shares of our common stock quarterly at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period on an ongoing basis.

Annual Bonus Programs. Executive officers and other key employees are eligible to participate in the 1997 Executive Compensation Plan, which provides participants, in lieu of a cash bonus, an option to purchase designated mutual funds at a discount (75% for each of the prior years) equal to the amount of the bonus. The options vest equally over a four-year period, and the executive is not taxed on the value of the mutual funds until the option is exercised. The plan is a non-qualified, unfunded, deferred compensation plan. Since the plan’s inception, a total of 13 officers and key employees have received bonus awards in this plan and continue to vest in those awards. As of April 30, 2003, bonus awards, if any, have not been awarded to executive officers or other members of senior management for performance during fiscal year 2002.

Dr. Berger’s 2002 Compensation

In determining Dr. Berger’s 2002 compensation, the Committee considered Dr. Berger’s overall compensation package relative to that of other chief executives in the biotechnology industry, past option grants, and the effectiveness of Dr. Berger’s leadership of ARIAD and the resulting success in the attainment of priority goals, particularly those related to product development.

For fiscal year 2002, Dr. Berger’s annual base salary was $433,000. In March 2002, Dr. Berger was awarded options to acquire 20,000 shares of our common stock in recognition of ten years of continuous service to ARIAD. These stock options were granted at fair market value and are exercisable as of the date of grant. In June 2002, Dr. Berger was awarded options to acquire 130,000 shares of our common stock based on the Compensation Committee’s assessment of the importance of his leadership to ARIAD’s future success. These stock options were granted at fair market value and vest over a four-year period.

The Committee believes that Dr. Berger’s 2002 total compensation was competitive, fair, consistent with our results in 2001, and consistent with our compensation philosophy.

Tax Policy

Section 162(m) of the Code generally disallows the deductibility of compensation paid to our chief executive officer and four other most highly compensated individuals to the extent it exceeds one million dollars per executive. The law exempts compensation paid under plans that relate compensation to performance. However, the Compensation Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Compensation Committee will continue to monitor the requirements of the Code to determine what actions, if any, should be taken with respect to Section 162(m) relative to our executive compensation programs.

The Compensation Committee

Burton E. Sobel, M.D. Raymond S. Troubh

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq National Market, assists the Board of Directors in overseeing and monitoring the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting process, ensure the adequacy of internal accounting, financial reporting and disclosure controls, and comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations. The Audit Committee is also responsible for reviewing the qualifications, independence and performance of our independent public accountants and approving all audit and non-audit services and fees related thereto. The Committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval.

The Sarbanes-Oxley Act of 2002 (the “Act”) and enacted and proposed changes to rules and regulations of the Securities and Exchange Commission and to listing requirements of the Nasdaq National Market, the American Stock Exchange and the New York Stock Exchange have imposed and will impose substantially increased duties and responsibilities on audit committees of public companies. In evaluating the adequacy of its charter, the Audit Committee has reviewed and considered the requirements of the Act and such changes to the rules, regulations and listing requirements and will continue to review developments in this area. Based on its review, the Audit Committee proposed changes to its charter, and the Board of Directors adopted the revised charter in December of 2002. The Audit Committee believes it is in full compliance with all current requirements that impact its responsibilities.

In connection with fulfilling its duties and responsibilities with respect to our consolidated financial statements for the year ended December 31, 2002, the Audit Committee reviewed and discussed the audited financial statements and related footnotes and other disclosures with management and the independent public accountants. The Audit Committee also reviewed with management and the independent public accountants our financial reporting processes and internal accounting, financial reporting and disclosure controls, including those related to compliance with legal and regulatory requirements that impact our financial reporting and disclosure obligations. This review included discussion with the independent public accountants regarding the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees. The Audit Committee also received written disclosures and the letter from the independent public accountants regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with the independent auditors their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee has reviewed and evaluated the qualifications, independence and performance of our independent public accountants. Based on this review and evaluation, the Audit Committee has determined that Deloitte & Touche LLP shall be reappointed to serve as our independent public accountants for the coming year.

The Audit Committee

Frederick S. Schiff Vaughn D. Bryson Elizabeth H.S. Wyatt

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of this Proxy Statement, we had not obtained a written statement from Ironwood Capital Management, LLC.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Upon the written request of any record holder or beneficial owner of our common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Requests should be directed to Investor Relations, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234; telephone: (617) 494-0400; extension 251; facsimile: (617) 225-2860; e-mail: investor@ariad.com.

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by ARIAD under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

Election of Three Class 3 Directors to Hold Office Until the 2006 Annual Meeting

Our Restated By-laws, as amended (the “By-laws”), provide that the number of directors shall be fixed by the Board of Directors, which has fixed the number at seven. At a meeting held on March 12, 2003, the directors nominated the persons named below to stand for election. All such nominees are currently directors.

Our Certificate of Incorporation, as amended, and By-laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one Class expires, a successor Class is elected at the Annual Meeting for that year. At this year’s Annual Meeting, three Class 3 directors are to be elected to serve until the 2006 Annual Meeting and until their successors are duly elected and qualified.

It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the three nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason one or more of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by the Board of Directors. The three nominees receiving the highest number of votes will be elected to serve as Class 3 directors.

A plurality of the votes cast at the Annual Meeting will be required to elect these three nominees as Class 3 directors.

The Board of Directors recommends that you vote “FOR” the election of Harvey J. Berger, M.D., Burton E. Sobel, M.D. and Raymond S. Troubh as Class 3 directors, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2

Ratification of Selection of Independent Public Accountants

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent public accountants for the year ending December 31, 2003. The Board of Directors has ratified this selection. Deloitte & Touche LLP has served as our independent public accountants since 1991. Deloitte & Touche LLP has advised us that it does not have any direct or indirect financial interest in ARIAD. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

Before it selected Deloitte & Touche LLP as independent public accountants to audit our books, records and accounts, the Audit Committee carefully considered the qualifications of Deloitte & Touche LLP, including the firm’s performance as independent public accountants in prior years and its reputation for integrity, quality, and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to ARIAD is compatible with that firm’s independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Deloitte & Touche LLP. If the stockholders ratify the selection of Deloitte & Touche LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent public accounting firm at any time during the year 2003, if it concludes that such a change would be in the best interests of ARIAD and our stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the retention of the accounting firm.

For the fiscal years ending December 31, 2002 and 2001, we paid Deloitte & Touche LLP the following fees:

	2002	2001

Audit Fees	$137,750	$106,600
Audit-Related Fees	21,000	—
Tax Fees	48,875	37,300
All Other Fees	9,100	15,400

Audit Fees include fees for audit of our annual financial statements, the review of our quarterly financial statements included in reports on Form 10-Q and the review of SEC filings, including Deloitte & Touche’s consents. Audit-Related Fees include fees for the audits of employee benefit plan financial statements. Tax Fees include fees for preparation of tax returns as well as tax planning and advice. All Other Fees include consultations related to regulatory and accounting developments. The Audit Committee has considered that the provision of services categorized under “All Other Fees” is compatible with maintaining Deloitte & Touche’s independence.

A majority of the votes cast at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the year 2003.

The Board of Directors recommends that the stockholders vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent public accountants, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

In order to be considered for inclusion in proxy materials for the Annual Meeting to be held in 2004, stockholder proposals must be received by us on or before December 31, 2003. For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2004, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before the 2004 Annual Meeting, notice of such nomination or business proposal must be received by the Company not earlier than February 25, 2004 and not later than March 26, 2004. Stockholder proposals must be received marked for the attention of: Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.

OTHER MATTERS

ARIAD and the ARIAD logo are our trademarks. The domain name and website address www.ariad.com and all rights thereto, are registered in the name of and owned by ARIAD. The information on our website is not intended to be a part of this Proxy Statement.

Electronic Delivery of Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes on line. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery or if you have any questions about electronic delivery, please call our investor relations office at (617) 494-0400, extension 251.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and ARIAD. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, EquiServe, Inc., by calling its toll free number, (877) 282-1169.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another ARIAD shareholder and together both of you would like to receive only a single set of our annual disclosure statements, follow these instructions:

•	If your ARIAD shares are registered in your own name, please contact our transfer agent, EquiServe, Inc. and inform them of your request by calling them at (877) 282-1169 or writing them at 150 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your ARIAD shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not thereafter revoked in accordance with their best judgment.

By Order of the Board of Directors,

Laurie A. Allen
May 7, 2003	Secretary

APPENDIX A
ARIAD PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

(as adopted on December 3, 2002)

I. Purpose

The Audit Committee shall provide assistance to the board of directors of the Corporation (the “Board”) in fulfilling the Board’s responsibility to shareholders relating to the accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation.

The Audit Committee’s responsibility is oversight. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles, and internal controls. The independent auditors are responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures.

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Corporation’s management and the outside auditor, in accordance with its business judgment. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditors) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditors to the Corporation.

The Audit Committee’s primary duties and responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation;

•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal control is functioning within the Corporation; and

•	Review whether or not management has established and maintained processes to ensure compliance by the Corporation with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;

•	Review the independent auditors’ qualifications and independence; and

•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Corporation’s annual meeting of shareholders.

The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and expertise requirements of the Nasdaq Stock Market (“Nasdaq”), as such requirements may be changed from time to time, as set forth in the listing requirements of Nasdaq. All members of the Audit Committee shall be familiar with and understand basic finance and accounting practices and fundamental financial statements, and at least one member of the Audit Committee shall be a “financial expert” as defined by SEC rules and the Nasdaq listing requirements.

The members of the Audit Committee shall be elected annually by the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Corporation’s financial statements and disclosures in accordance with Section IV.3 below.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Review of Documents/Reports

1.     Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2.     Review with management and the independent auditors the Corporation’s annual financial statements and Form 10-K, including a discussion of the Corporation’s disclosures in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section, prior to the filing of the Form 10-K or prior to the release of earnings, and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3.     Review with management and the independent auditors the Form 10-Q, including a discussion of the Corporation’s disclosures in the MD&A section, prior to its filing or prior to the release of earnings, and discuss with the independent auditors the matters required to be discussed by SAS No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4.     Review with each of management and the independent auditors any significant judgments made in management’s preparation of the financial statements, critical accounting policies used by the Corporation, any alternative accounting treatments discussed and any other material written communications between the independent auditors and management.

5.     Review with management and the independent auditors any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

6.     Review and discuss earnings press releases prior to their issuance, as well as financial information and earnings guidance provided to analysts and rating agencies if so provided.

Independent Auditors

7.     Review the performance and make a determination regarding the selection or replacement of the independent auditors. The Audit Committee shall have the sole authority and responsibility on behalf of the Corporation to select, evaluate, and where appropriate, replace the independent auditors, as well as approve all audit engagement fees and terms. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of the Corporation.

8.     Review independence of the auditors by:

• receiving from, and reviewing and discussing with, the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

• reviewing, and discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

• recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditors’ independence.

9.     Approve, in advance, all permissible non-audit related services to be provided by the independent auditors; and approve, after the fact, certain de minimus services for which pre-approval is not required by SEC rules or the Nasdaq listing standards.

10.     At least annually, obtain and review a report from the independent auditors describing the audit firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to independent audits carried out by the firm, and any steps taken to deal with any such issues.

Financial Reporting Process

11.     Review with management and the independent auditors the integrity of the Corporation’s financial reporting processes (both internal and external), the Corporation’s internal accounting and financial controls and the Corporation’s disclosure controls.

12.     Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

13.     Review with management and the independent auditors the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation’s financial statements.

Legal/General

14.     Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements or disclosures in public filings.

15.     Report through its Chair to the Board on a regular basis and following meetings of the Audit Committee.

16.     Maintain minutes or other records of meetings and activities of the Audit Committee.

17.     When deemed necessary by the members of the Audit Committee, retain outside legal, accounting or other advisors or consultants to advise and assist the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

18.     Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and ensure that such complaints are treated confidentially and anonymously.

19.     Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

ARIAD PHARMACEUTICALS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. You are being asked to vote on issues related to the management and operation of your Company. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. If you wish to vote by mail, please mark the boxes on the reverse side of this proxy card to indicate how your shares will be voted, then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Alternatively, you may vote either by telephone using the toll-free number listed on the reverse side of this proxy card; or you may vote by Internet using the Internet address shown on the reverse side of this proxy card. Your vote must be received prior to the Annual Meeting of Stockholders to be held June 24, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ARIAD Pharmaceuticals, Inc.

DETACH HERE	ZARIC2

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139

Annual Meeting of Stockholders - June 24, 2003
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Harvey J. Berger, M.D. and Laurie A. Allen as Proxies, with full power of substitution of each, to vote for and on behalf of the undersigned at the 2003 Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held at the Company’s offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 on Tuesday, June 24, 2003 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting of Stockholders, receipt of which is hereby acknowledged, and to vote on the matters set forth on the reverse side hereof, as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

ARIAD PHARMACEUTICALS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-lnternet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/aria	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE	ZARIC1

☒	Please mark votes as in this example.

ARIAD PHARMACEUTICALS, INC

1.	To elect the following three Class 3 Directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

(01) Harvey J. Berger, M.D. (02) Burton E. Sobel, M.D. (03) Raymond S. Troubh

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2003.	☐	☐	☐

3.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE EITHER (l) DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED; OR (2) VOTE BY CALLING THE TOLL-FREE NUMBER LISTED ABOVE; OR (3) VOTE BY THE INTERNET AS INDICATED ABOVE.

Please be sure to sign and date this Proxy.

Stockholder Signature:	Date:	Co-Owner Signature:	Date: